SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for the use of the Commission only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                          THE FIRST ISRAEL FUND, INC.
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               (Name of Registrant As Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/x/      No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)       Title of each class of securities to which transaction applies:

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2)       Aggregate number of securities to which transaction applies:

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3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)       Proposed maximum aggregate value of transaction:

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5)       Total fee paid:

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/ /      Fee paid previously with preliminary materials.

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/ /      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)       Amount previously paid:

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2)       Form, Schedule or Registration Statement No.

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3)       Filing party:

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4)       Date filed:

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

The First Israel Fund, Inc.
466 Lexington Avenue
New York, New York 10017


Contact: Investor Relations
Credit Suisse Asset Management, LLC
1-800-293-1232


                             FOR IMMEDIATE RELEASE
                             ---------------------

           THE FIRST ISRAEL FUND, INC REACHES UNDERSTANDING RELATING
                          TO POTENTIAL PROXY CONTEST

New York, New York, March 8, 2005 -- The First Israel Fund, Inc. (NYSE:ISL) announced today that Mr. Phillip Goldstein, Opportunity Partners L.P. and the Fund have determined not to proceed with the threatened proxy contest involving the Fund. Opportunity Partners will not be seeking to elect two directors to the Fund's Board or to present its shareholder proposal relating to the net asset value of the Fund at the upcoming 2005 Annual Meeting of Shareholders.

In addition, the nominating committee of the Fund has decided to recommend the appointment of Mr. Goldstein as a member of the Fund's Board following the 2005 Annual Meeting. The 2005 Annual Meeting of Shareholders is scheduled to be held on Tuesday, March 29, 2005 at 2:00 p.m. at the offices of Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, New York.

Michael Kenneally, Chairman, CEO and President of the Fund, stated: "This resolution will enable the Board of Directors to continue to focus its full attention on the Fund's business and enhancement of shareholder value without the added distraction and expense that would have been incurred with a proxy contest."

Shareholders who may need assistance in voting their shares should contact our proxy solicitors, D.F. King & Co., Inc., toll free at (888) 414-5566.

Credit Suisse Asset Management, LLC (New York), the Fund's investment adviser, is part of Credit Suisse Asset Management ("CSAM"), the institutional and mutual fund asset-management arm of Credit Suisse First Boston. As of December 31, 2004, CSAM managed over $27 billion in the U.S. and, together with its global affiliates, managed assets of over $341 billion in 15 countries.